Exhibit 99.4

WILLDAN GROUP, INC. AND LIME ENERGY CO. AND THEIR RESPECTIVE SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Willdan Group, Inc., together with its direct and indirect subsidiaries, is referred to herein collectively as “we,” “our,” “Willdan,” or the “Company.” The following unaudited pro forma condensed combined financial information present our summary unaudited pro forma condensed combined financial information as of and for the nine months ended September 28, 2018 and for the fiscal year ended December 29, 2017. The unaudited pro forma condensed combined financial information presented below gives effect to the acquisition of Lime Energy and the related financings, which consisted of the use of proceeds from the Equity Offering (defined below) and borrowings under the New Credit Facilities (defined below), each as further described below.

Acquisition of Lime Energy

On November 9, 2018, the Company, through two of its wholly-owned subsidiaries, acquired (the “Acquisition”) all of the outstanding shares of capital stock of Lime Energy Co. (“Lime Energy”), pursuant to an agreement and plan of merger, dated October 1, 2018, by and among Willdan Energy Solutions, Luna Fruit, Inc., Lime Energy, and Luna Stockholder Representative, LLC, as representative of the participating securityholders of Lime Energy. The aggregate purchase price paid in the Acquisition was $120.0 million, exclusive of closing holdbacks and adjustments. A portion of the purchase price was deposited into escrow accounts to secure certain potential post-closing obligations of the participating securityholders. The Company paid the purchase price for the Acquisition using a combination of cash on hand (including $50.0 million of the $56.4 million in net proceeds received from the Company’s completed equity offering) and certain proceeds from the Company’s borrowings under its Delayed Draw Term Loan Facility, as described below.

New Credit Facilities

On October 1, 2018, the Company entered into a credit agreement (the “Credit Agreement”) with a syndicate of financial institutions as lenders and BMO Harris Bank, N.A., as administrative agent. The Credit Agreement initially provided for up to a $90.0 million delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) and a $30.0 million revolving credit facility (collectively, the “New Credit Facilities”), each maturing on October 1, 2023. On October 10, 2018, as a result of the Company’s completed equity offering, the amount available for borrowing under the Delayed Draw Term Loan Facility was reduced to $70.0 million.

On November 9, 2018, in connection with the closing of the Acquisition, the Company borrowed $70.0 million under the Delayed Draw Term Loan Facility. The proceeds of such borrowing was used to pay part of the consideration owed in connection with the Acquisition along with related fees and expenses.

The New Credit Facilities bear interest at a rate equal to either, at the Company’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.50% or one-month LIBOR plus 1.00% (“Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 0.25% to 3.00% with respect to Base Rate borrowings and 1.25% to 4.00% with respect to LIBOR borrowings. The applicable margin is based upon the consolidated total leverage ratio of the Company. The Company will also pay a commitment fee for the unused portion of the revolving credit facility, which ranges from 0.20% to 0.40% per annum depending on the Company’s consolidated total leverage ratio, and fees on the face amount of any letters of credit outstanding under the revolving credit facility, which range from 0.94% to 4.00% per annum, in each case, depending on whether such letter of credit is a performance or financial letter of credit and the Company’s consolidated total leverage ratio. The Delayed Draw Term Loan Facility will amortize quarterly in an amount equal to 10% annually, with a final payment of all then remaining principal due on the maturity date on October 1, 2023.

Equity Offering

On October 9, 2018, the Company completed an equity offering of 2,012,500 shares of common stock (which included 262,500 shares of common stock issued upon the exercise by the underwriters of their option to purchase additional shares of common stock) at a price of $28.05 per share, after deducting underwriters discounts and commissions (the “Equity Offering”). The Company received $55.5 million in net proceeds, after deducting underwriters discounts and commissions and offering expenses.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of Lime Energy and is intended to provide information about how the acquisition of Lime Energy and related financings may affect the Company’s historical consolidated financial statements. The unaudited pro forma condensed combined statements of operations and comprehensive income information for the fiscal year ended December 29, 2017 are presented as if each of the acquisition of Lime Energy, the Equity Offering, and borrowings under the New Credit Facilities occurred on December 31, 2016. The unaudited pro forma condensed combined statements of operations and comprehensive income information for the nine months ended September 28, 2018 are presented as if each of the acquisition of Lime Energy, the Equity Offering, and borrowings under the New Credit Facilities occurred on December 30, 2017. The unaudited pro forma condensed combined balance sheet as of September 28, 2018 is presented as if each of the acquisition of Lime Energy, the Equity Offering, and borrowings under the New Credit Facilities had occurred on December 30, 2017. The pro forma adjustments are described in the accompanying notes and are based upon available information and assumptions that we believe are reasonable at the time of the filing of this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information presented herein should be read in conjunction with:

•                  the Company’s historical consolidated financial statements and related notes, as revised from those contained in its Annual Report on Form 10-K for the fiscal year ended December 29, 2017 to reflect changes in the Company’s segment reporting subsequent to the fiscal year ended December 29, 2017, and filed as Exhibit 99.8 to the Company’s Current Report on Form 8-K filed on October 3, 2018;

•                  the Company’s historical consolidated financial statements and related notes thereto contained in its Quarterly Reports on Form 10-Q for the three months ended March 30, 2018, six months ended June 29, 2018, and nine months ended September 28, 2018, filed with the SEC on May 4, 2018, August 3, 2018 and November 2, 2018, respectively;

•                  Lime Energy’s historical consolidated financial statements and related notes thereto as of and for the fiscal years ended December 31, 2017, 2016 and 2015, attached as Exhibits 99.3 and 99.4 to the Company’s Current Report on Form 8-K filed on October 3, 2018; and

•                  Lime Energy’s historical consolidated financial statements and related notes thereto as of and for the nine months ended September 30, 2018 and 2017, attached to this Current Report on Form 8-K/A as Exhibit 99.1.

We present the unaudited pro forma condensed combined financial information for informational purposes only. The unaudited pro forma condensed combined financial information are not necessarily indicative of what our financial position or results of operations would have been had we completed the acquisition of Lime Energy, the Equity Offering, and borrowings under the New Credit Facilities as of the dates indicated above. In addition, the unaudited pro forma condensed combined financial information do not purport to project the future financial position or operating results of the combined company.

Lime Energy’s assets and liabilities are recorded at their estimated fair values. Pro forma purchase price allocation adjustments have been made for the purpose of providing unaudited pro forma condensed combined financial information based on current estimates and currently available information, and are subject to revision based on final, independent determinations of fair value and final allocation of purchase price to the assets and liabilities of the business acquired. Differences between the estimates reflected in the unaudited pro forma condensed combined financial information and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future consolidated financial condition or results of operations.

Further, the unaudited pro forma condensed combined statements of operations and comprehensive income do not reflect the realization of any expected cost savings and other synergies resulting from the proposed acquisition of Lime Energy as a result of any cost saving initiatives nor do they reflect any nonrecurring costs directly attributable to the acquisition of Lime Energy and borrowings under the New Credit Facilities. The accounting policies used in the presentation of the following unaudited pro forma condensed combined financial information are those set out in the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2017.

WILLDAN GROUP, INC. AND SUBSIDIARIES

Pro Forma Consolidated Balance Sheets

	Willdan	Lime
	Group, Inc.	Energy Co.
	Historical	Historical			Willdan
	As of	As of			Group, Inc.
	September 28,	September 30,	Pro Forma		Pro Forma
	2018	2018	Adjustments		Combined

Assets
Current assets:
Cash and cash equivalents	$16,681,000	$465,000	$4,986,000	(a)	$22,132,000
Accounts receivable, net of allowance for doubtful accounts of $296,000 at September 28, 2018	19,725,000	25,438,000	—		45,163,000
Contract assets	43,752,000	11,978,000	—		55,730,000
Other receivables	315,000	—	—		315,000
Prepaid expenses and other current assets	3,549,000	7,167,000	—		10,716,000
Total current assets	84,022,000	45,048,000	4,986,000		134,056,000

Equipment and leasehold improvements, net	5,042,000	3,727,000	—		8,769,000
Goodwill	40,187,000	8,173,000	49,554,000	(b)	97,914,000
Other intangible assets, net	10,454,000	649,000	42,000,000	(c)	53,103,000
Other assets	904,000	1,372,000	—		2,276,000
Deferred income taxes, net of current portion	—	—	—		—
Total assets	$140,609,000	$58,969,000	$96,540,000		$296,118,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	18,979,000	15,697,000	—		34,676,000
Accrued liabilities	21,804,000	14,166,000	—		35,970,000
Contingent consideration payable	4,020,000	—	—		4,020,000
Contract liabilities	5,001,000	195,000	—		5,196,000
Notes payable	—	584,000	(584,000)	(d)	—
Capital lease obligations	216,000	—	—		216,000
Current portion of deferred income taxes	—	—	—		—
Total current liabilities	50,020,000	30,642,000	(584,000)		80,078,000

Contingent consideration payable	1,949,000	—	—		1,949,000
Notes payable	—	324,000	69,676,000	(e)	70,000,000
Capital lease obligations, less current portion	193,000	—	—		193,000
Deferred lease obligations	599,000	—	—		599,000
Deferred income taxes, net	1,582,000	—	—		1,582,000
Other noncurrent liabilities	468,000	13,895,000	(13,895,000)	(d)	468,000
Total liabilities	54,811,000	44,861,000	55,197,000		154,869,000

Commitments and contingencies		15,193,000	(15,193,000)

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—	—		—
Common stock, $0.01 par value, 40,000,000 shares authorized; 8,921,000 shares issued and outstanding at September 28, 2018; 10,933,500 shares issued and outstanding on a pro forma basis	89,000	1,000	19,000	(f)	109,000
Additional paid-in capital	56,739,000	205,629,000	(150,198,000)	(g)	112,170,000
Accumulated earnings (deficit)	28,970,000	(206,715,000)	206,715,000	(h)	28,970,000
Total stockholders’ equity	85,798,000	(1,085,000)	56,536,000		141,249,000
Total liabilities and stockholders’ equity	$140,609,000	$58,969,000	$96,540,000		$296,118,000

See accompanying notes to combined financial statements.

(a)       Reflects use of cash-on-hand, net of any cash proceeds received from the Equity Offering and borrowings under the New Credit Facilities, to fund the purchase price and transaction expenses related to the Acquisition and elimination of cash-on-hand from Lime Energy’s balance sheet.

(b)       Reflects the goodwill acquired at the date of the Acquisition. Goodwill represents the total excess of the total purchase price over the fair value of the net assets acquired. This allocation is based on preliminary estimates; the final acquisition cost allocation may differ materially from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill. Residual goodwill at the date of Acquisition will vary from goodwill presented in this unaudited pro forma condensed combined balance sheet due to changes in the net book value of intangible assets during the period from September 28, 2018 through the date of the Acquisition as well as results of an independent valuation, which has not been completed at the time of this report.

(c)     Reflects the preliminary estimate of the fair value of the acquired intangible assets. The purchase price allocated to these intangible assets is based on management’s estimate of the fair value of assets purchased, and has not been subject to an independent valuation at the time of this report.

(d)       Reflects elimination of outstanding debt of Lime Energy prior to closing of Acquisition.

(e)     Reflects $70.0 million in new term loan borrowings under the New Credit Facilities to finance the Acquisition and elimination of outstanding debt of Lime Energy prior to closing of the Acquisition.

(f)         Represents the elimination of the historical owners’ equity interest in Lime Energy and the issuance of 2,012,500 shares of the Company’s common stock in the Equity Offering.

(g)        Represents the elimination of the historical owners’ equity interest in Lime Energy and the issuance of 2,012,500 shares of the Company’s common stock in the Equity Offering.

(h)       Represents the elimination of the retained deficit of Lime Energy.

WILLDAN GROUP, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statements of Operations

(Unaudited)

		Willdan	Lime
		Group, Inc.	Energy Co.
		Historical	Historical
		Nine Months	Nine Months			Willdan
		Ended	Ended			Group, Inc.
		September 28,	September 30,	Pro Forma		Pro Forma
		2018	2018	Adjustments		Combined
Contract revenue	`	$185,814,000	$111,727,000	$—		$297,541,000
Direct costs of contract revenue (exclusive of depreciation and amortization shown seperately below):
Salaries and wages		33,358,000	—	9,936,000	(a)	43,294,000
Subconsultant services and other direct costs		86,453,000	75,049,000	(446,000)	(b)	161,056,000
Total direct costs of contract revenue		119,811,000	75,049,000	9,490,000		204,350,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits		31,875,000	—	11,686,000	(c)	43,561,000
Facilities and facilities related		4,087,000	—	1,123,000	(c)	5,210,000
Stock-based compensation		4,431,000	—	393,000	(c)	4,824,000
Depreciation and amortization		3,292,000	250,000	5,744,000	(d)	9,286,000
Other		11,226,000	31,250,000	(23,936,000)	(e)	18,540,000
Total general and administrative expenses		54,911,000	31,500,000	(4,990,000)		81,421,000
Income (loss) from operations		11,092,000	5,178,000	(4,500,000)		11,770,000
Other (expense) income:
Interest income		—	330,000	—		330,000
Interest (expense)		(75,000)	(1,883,000)	(1,011,000)	(f)	(2,969,000)
Other, net		36,000	(2,583,000)	2,583,000	(g)	36,000
Total other income (expense)		(39,000)	(4,136,000)	1,572,000		(2,603,000)
Income (loss) before income taxes		11,053,000	1,042,000	(2,928,000)		9,167,000
Income tax expense (benefit)		2,224,000	3,000	(820,000)	(h)	1,407,000
Net income (loss)		$8,829,000	$1,039,000	$(2,108,000)		$7,760,000

Earnings per share:
Basic		$1.00				$0.72
Diluted		$0.95				$0.69

Weighted-average shares outstanding:
Basic		8,798,000		2,012,500	(i)	10,810,500
Diluted		9,283,000		2,012,500	(i)	11,295,500

(a)         Reflects reclassification from Subconsultant services and other direct costs and Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(b)         Reflects reclassification to Salaries and wages under Direct costs of contract revenue to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(c)          Reflects reclassification from Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(d)         Reflects $4.5 million of amortization expenses attributable to intangible assets acquired as part of the Acquisition and reclassification of $1.2 million from Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(e)          Reflects reclassification to Salaries and wages under Direct costs of contract revenue, Salaries and wages, payroll taxes and employee benefits under General and administrative expenses, Facilities and facilities related expenses, Stock-based compensation and Depreciation and amortization to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(f)           Reflects interest expense based on $70.0 million in new term loan borrowings under the New Credit Facilities to finance the Acquisition and repayment of the outstanding debt of Lime Energy in connection with the Acquisition.  The interest expense for borrowings under the New Credit Facilities is based on an interest rate of 5.31%, which assumes one-month  LIBOR as of November 9, 2018 plus an applicable margin of 3.00% based on Willdan’s consolidated leverage ratio after the Acquisition. The New Credit Facilities bear interest at a rate equal to either, at Willdan’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.50% or one-month LIBOR plus 1.00% (“Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 0.25% to 3.00% with respect to Base Rate borrowings and 1.25% to 4.00% with respect to LIBOR borrowings. The applicable margin is based upon Willdan’s consolidated total leverage ratio.  A change of 12.5 basis points in the interest rate would change interest expense for the period shown by $0.065 million.

(g)          Represents elimination of gain from change in derivative liability from related party due to extinguishment of convertible debt in connection with the Acquisition held by the controlling stockholder of Lime Energy.

(h)         Represents the income tax impact of the pro forma adjustments based on the federal statutory rate of 28.0%.

(i)             Represents the issuance of 2,012,500 shares of the Company’s common stock in the Equity Offering.

WILLDAN GROUP, INC. AND SUBSIDIARIES

Pro Forma Consolidated Statements of Operations

(Unaudited)

	Willdan	Lime
	Group, Inc.	Energy Co.
	Historical	Historical
	Fiscal Year	Fiscal Year			Willdan
	Ended	Ended			Group, Inc.
	December 29,	December 31,	Pro Forma		Pro Forma
	2017	2017	Adjustments		Combined
Contract revenue	$273,352,000	$124,595,000	$—		$397,947,000
Direct costs of contract revenue (exclusive of depreciation and amortization shown seperately below):
Salaries and wages	44,743,000	—	10,736,000	(a)	55,479,000
Subconsultant services and other direct costs	151,919,000	81,732,000	(278,000)	(b)	233,373,000
Total direct costs of contract revenue	196,662,000	81,732,000	10,458,000		288,852,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	36,534,000	—	14,123,000	(c)	50,657,000
Facilities and facility related	4,624,000	—	1,626,000	(c)	6,250,000
Stock-based compensation	2,774,000	—	332,000	(c)	3,106,000
Depreciation and amortization	3,949,000	1,693,000	7,410,000	(d)	13,052,000
Other	15,105,000	36,536,000	(27,949,000)	(e)	23,692,000
Total general and administrative expenses	62,986,000	38,229,000	(4,458,000)		96,757,000
Income (loss) from operations	13,704,000	4,634,000	(6,000,000)		12,338,000
Other (expense) income:
Interest income	—	429,000	—		429,000
Interest expense	(111,000)	(2,568,000)	(1,357,000)	(f)	(4,036,000)
Other, net	98,000	2,294,000	(2,294,000)	(g)	98,000
Total other income (expense)	(13,000)	155,000	(3,651,000)		(3,509,000)
Income (loss) before income tax expense	13,691,000	4,789,000	(9,651,000)		8,829,000
Income tax expense (benefit)	1,562,000	127,000	(2,702,000)	(h)	(1,013,000)
Net income (loss)	$12,129,000	$4,662,000	$(6,949,000)		$9,842,000

Earnings per share:
Basic	$1.42				$0.93
Diluted	$1.32				$0.88

Weighted-average shares outstanding:
Basic	8,541,000		2,012,500	(i)	10,553,500
Diluted	9,155,000		2,012,500	(i)	11,167,500

(a)         Reflects reclassification from Subconsultant services and other direct costs and Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(b)         Reflects reclassification to Salaries and wages under Direct costs of contract revenue to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(c)         Reflects reclassification from Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(d)         Reflects $6.0 million of amortization expenses attributable to intangible assets acquired as part of the Acquisition and reclassification of $1.4 million from Other in General and administrative expenses to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(e)         Reflects reclassification to Salaries and wages under Direct costs of contract revenue, Salaries and wages, payroll taxes and employee benefits under General and administrative expenses, Facilities and facilities related expenses, Stock-based compensation and Depreciation and amortization to conform the presentation of Lime Energy’s financial information to Willdan’s presentation.

(f)           Reflects interest expense based on $70.0 million in new term loan borrowings under the New Credit Facilities to finance the Acquisition and repayment of the outstanding debt of Lime Energy in connection with the Acquisition.  The interest expense for borrowings under the New Credit Facilities is based on an interest rate of 5.31%, which assumes one-month  LIBOR as of November 9, 2018 plus an applicable margin of 3.00% based on Willdan’s consolidated leverage ratio after the Acquisition. The New Credit Facilities bear interest at a rate equal to either, at Willdan’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.50% or one-month LIBOR plus 1.00% (“Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 0.25% to 3.00% with respect to Base Rate borrowings and 1.25% to 4.00% with respect to LIBOR borrowings. The applicable margin is based upon Willdan’s consolidated total leverage ratio.  A change of 12.5 basis points in the interest rate would change interest expense for the period shown by $0.0875 million.

(g)          Represents elimination of gain from change in derivative liability from related party due to extinguishment of convertible debt in connection with the Acquisition held by the controlling stockholder of Lime Energy.

(h)         Represents the income tax impact of the pro forma adjustments based on the federal statutory rate of 28.0%.

(i)             Represents the issuance of 2,012,500 shares of the Company’s common stock in the Equity Offering.